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                                                                  EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 333-47777, No. 333-52791 and No. 333-68197 on Form S-3 and No. 333-59795 on
Form S-8 of DAOU Systems, Inc. of our report dated February 13, 1998 on the financial statements of Sentient Systems, Inc., appearing in the Annual Report on Form 10-K of DAOU Systems, Inc. for the year ended December 31, 1998.



DELOITTE & TOUCHE LLP
McLean, Virginia
March 31, 1999